As filed with the Securities and Exchange Commission on April 3, 2019
Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRICIDA, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	46-3372526
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7000 Shoreline Court
Suite 201
South San Francisco, CA 94080 (415) 429-7800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gerrit Klaerner, Ph.D.
Chief Executive Officer & President
Tricida, Inc.
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080 (415) 429-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Geoffrey W. Levin, Esq. Sharon R. Flanagan, Esq. Istvan A. Hajdu, Esq. Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 Telephone: (212) 839-5300 Fax: (212) 839-5599	Kristin VanderPas, Esq. David Peinsipp Divakar Gupta, Esq. Charles S. Kim, Esq. Cooley LLP 101 California Street 5th Floor San Francisco, CA 94111 Telephone: (415) 693-2000 Fax: (415) 693-2222
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-230657
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☒
If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE (1)(2)	AMOUNT OF REGISTRATION FEE
Common stock, $0.001 par value per share	$9,775,000	$1,185.00

(1)	The proposed maximum aggregate offering price includes the offering price of additional shares that the underwriters have the option to purchase.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. The Registrant previously registered an offering of its common stock with a maximum aggregate offering price of $222,065,000 on a Registration Statement on Form S-1 (File No. 333-230657), for which a filing fee of $26,915 was previously paid upon the filing of such Registration Statement.

This registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Tricida, Inc. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-230657) (the “Prior Registration Statement”), which the Commission declared effective on April 3, 2019.
The Registrant is filing this Registration Statement for the sole purpose of registering an additional $9,775,000 of shares of common stock, par value $0.001 per share. The additional shares that are being registered for issuance and sale represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.
The information set forth in the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein. The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.
EXHIBIT INDEX

Exhibit number	Description
5.1*	Opinion of Sidley Austin LLP.
23.1*	Consent of Independent Registered Accounting Firm.
23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1).
24.1+	Power of Attorney.
________________
*    Filed herewith.

+	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-230657).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in South San Francisco, State of California on April 3, 2019.

TRICIDA, INC.

By:	/s/ Gerrit Klaerner
Name:Gerrit Klaerner, Ph.D.
Title: President and Chief Executive Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated:

SIGNATURE	Title	DATE

/s/ Gerrit Klaerner	Chief Executive Officer, President and Director (principal executive officer)	April 3, 2019
Gerrit Klaerner, Ph.D.

/s/ Geoffrey M. Parker	Chief Financial Officer (principal financial officer)	April 3, 2019
Geoffrey M. Parker

/s/ Steffen Pietzke	Vice President of Finance and Chief Accounting Officer (principal accounting officer)	April 3, 2019
Steffen Pietzke

*	Chairman of the Board of Directors	April 3, 2019
Klaus Veitinger, M.D., Ph.D., M.B.A.

*	Director	April 3, 2019
Robert J. Alpern, M.D.

*	Director	April 3, 2019
David Bonita, M.D.

*	Director	April 3, 2019
Sandra I. Coufal, M.D.

*	Director	April 3, 2019
Kathryn Falberg

*	Director	April 3, 2019
David Hirsch, M.D., Ph.D.

*By:	/s/ Geoffrey M. Parker
Geoffrey M. Parker Attorney-in-Fact